SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT


                         Pursuant to Section 13 or 15(a) of
                         the Securities Exchange Act of 1934


                                   Date of Report

                                  September 5, 1995



                                    CORCAP, INC.
               (Exact name of registrant as specified in its charter)


                                       NEVADA
                   (State or other jurisdiction of incorporation)


    1-09964                                                      06-1237135
(Commission File Number)                     (IRS Employer Identification No.)


 90 State House Square
 Hartford, Connecticut                                           06103-3720
(Address of principal executive office)                         (Zip Code)



                 Registrant's telephone number, including area code
                                   (203) 247-7611
Item 1.    Changes in Control of Registrant.

     On August 21, 1995, CompuDyne Corporation ("CompuDyne") an affiliate of Corcap, Inc. ("Corcap" or the "Registrant") entered into and consummated a Stock Purchase Agreement (the "Stock Purchase Agreement") by and among CompuDyne, Martin A. Roenigk and Alan Markowitz (Messrs. Roenigk and Markowitz are, collectively, the "Sellers") and MicroAssembly Systems, Inc. ("MicroAssembly"), pursuant to which CompuDyne issued to the Sellers 1,260,460 shares of its Convertible Preference Stock, Series D ("Series D Preference Stock") in exchange for all of the Sellers' shares of capital stock of MicroAssembly, which shares represent all of MicroAssembly's issued and outstanding capital stock. The consummation of the Stock Purchase Agreement is hereinafter referred to as the "Transaction".
     As part of the Transaction, in return for $400,000 paid to CompuDyne at the closing, CompuDyne issued to the Sellers Senior Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $400,000, which Notes are convertible, prior to redemption by CompuDyne, into CompuDyne common stock at a conversion rate of $1.50 per share of common stock, or 266,667 shares of common stock if the entire principal amount of the Notes is converted. Of the $400,000 principal amount of Notes issued, $300,000 principal amount of the Notes was issued to Mr. Roenigk, and $100,000 principal amount of the Notes was issued to Mr. Markowitz.
     As a part of the Transaction, Norman Silberdick, Corcap's Chairman, President and Chief Executive Officer, has resigned as such and as a director of Corcap. Corcap's Board of Directors has elected Mr. Roenigk to fill Mr. Silberdick's seat on the Board of Directors. In recognition of Mr. Roenigk's agreement to serve on the Registrant's Board of Directors and in order to facilitate the consummation of the Transaction, Corcap has issued to him options to purchase up to 450,000 shares of its common stock for $.15 per share. The options are divided into two tranches, one of 300,000 shares and the other of 150,000 shares. The options for the 300,000 shares expire on August 20, 1996 ("Option I"). Exercise of the options for the entire 300,000 shares available under and in accordance with the terms of Option I is a precondition to the availability of the options for the remaining 150,000 shares, which remaining options expire on August 20, 2005.
     Prior to the Transaction, Mr. Roenigk held 70,000 shares of Corcap common stock, which is approximately 2.4% of Corcap's voting shares. Upon exercise of his options to purchase the 450,000 additional shares of Corcap's common stock, Mr. Roenigk would hold approximately 15.4% of its common stock.
     Mr. Roenigk has, in his filing with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities and Exchange Act of 1934, disclaimed any arrangements or understandings with respect to the future election of Corcap's directors or other matters in connection with the operation and management of Corcap. Upon consummation of the Transaction, Corcap's executive officers are, respectively, John Sundman, Chairman, Diane W. Burns, President, and Elaine Chen, Treasurer and Chief Financial Officer.

Item 2.  Acquisition or Disposition of Assets.
I.   Acquisition of MicroAssembly Systems, Inc. Common Stock.
     In connection with the Stock Purchase Agreement, CompuDyne acquired on August 21, 1995 all of the capital stock of MicroAssembly (the "MicroAssembly Stock") from the Sellers. MicroAssembly, located in Willimantic, Connecticut, is a manufacturer of a custom automated process called the "Stick-Screw
System". The Stick-Screw System uses uniquely designed screws in a stick format for the insertion of fasteners in electronic and other assembly environments. The Stick-Screw System provides for insertion of the fasteners at a faster speed than can be accomplished by competing systems or processes. MicroAssembly operates out of owned facilities, utilizing automatic screw machines to manufacture the Stick-Screws. MicroAssembly also manufactures the specially designed pneumatic drivers for inserting the screws. Sales are primarily throughout the United States via a network of independent sales representatives, with modest sales in Europe and South America.
     The consideration to the Sellers for the MicroAssembly Stock was the issuance to them of 1,260,460 shares of CompuDyne's Series D Preference Stock. Each share of Series D Preference Stock carries an annual aggregate dividend equal to the lower of: (a) sixty percent (60%) of MicroAssembly's after-tax net income in the previous calendar year, divided by 1,260,460, or (b) eight percent (8%) of the Redemption Value of $1.50 per share of the Series D Preference Stock. Dividends may be paid on the Series D Preference Stock, at CompuDyne's option, in cash, CompuDyne common stock, or a combination thereof, based upon the average closing price of CompuDyne's common stock for the prior thirty (30) trading days as quoted on a national securities exchange or, if not so quoted, on the NASDAQ, or if not so quoted, on the OTC Bulletin Board maintained by the NASD, or, if not so quoted, by the average closing bid prices quoted by three dealers regularly making a market or maintaining bid and asked prices on such stock (or such fewer number of dealers which may be making a market or maintaining bid and asked prices).
     Beginning on August 21 in the year 2000, CompuDyne may, at its option, redeem all or any part of the Series D Preferred Stock for a price of $1.80 per share, that being one hundred twenty percent (120%) of the Redemption Value, plus accrued and unpaid dividends. Beginning on August 31, 2006, and on that date in each of the four succeeding years, CompuDyne shall redeem 252,092 shares of Series D Preference Stock, or such lesser number as may be issued and outstanding, for their $1.50 per share Redemption Value.
     CompuDyne reviewed the recent financial performance of MicroAssembly, visited the manufacturing facilities, evaluated management, and considered the strong balance sheet of MicroAssembly in coming to the determination of the consideration to be paid. CompuDyne considered both the value of MicroAssembly and the ability of MicroAssembly and its shareholders to bring considerable additional financial strength to CompuDyne's operations.

II.  Disposition of the Assets and Liabilities of the Suntec Division.
     On August 21, 1995, Quanta Systems Corporation ("Quanta"), a wholly-owned subsidiary of CompuDyne, transferred all of the assets and liabilities of Quanta's Suntec division to Suntec Service Corporation, a newly-formed corporation ("Suntec"), in return for (i) all of Suntec's issued and outstanding common stock and (ii) Suntec's agreement to pay to Quanta a royalty of 2% of Suntec's net sales and other revenues for thirty (30) years from the date of the closing. Quanta then sold all of Suntec's common stock to Norman Silberdick, who resigned on that date as Chairman, President, CEO and director of both Corcap and CompuDyne. Suntec is engaged in the business of tele-marketing home improvements in the middle Atlantic states, primarily in the Baltimore, Maryland and Washington, D.C., area from leased offices in Gaithersberg, Maryland.
Suntec helps arrange home improvement financing for homeowners and provides the home improvement services through subcontractors located in its market area.
     As consideration for the shares of Suntec, Mr. Silberdick executed a nonrecourse promissory note in the initial principal amount of $79,000 (the "Silberdick Note"), payment of which is secured by a pledge of all Suntec shares held by Mr. Silberdick, which shares must at all times equal or exceed 33% of all outstanding shares of Suntec capital stock. The Silberdick Note bears interest at an annual rate equal to the Wall Street Journal prime rate, plus
2%. Through August 31, 2000, the principal of the Silberdick Note is payable annually in amounts equal to 25% of Suntec's net, after-tax income for the year in question. Thereafter, the unpaid principal balance, as of that date, shall be paid in five equal annual installments.
     As a condition precedent to the sale of the Suntec shares to Mr. Silberdick, he turned in to CompuDyne 60,000 shares of CompuDyne Common Stock and relinquished purchase rights held by him to acquire an additional 50,000 shares of additional CompuDyne Common Stock.
     The amount of consideration determined by Quanta to be appropriate for the sale of the Suntec common stock to Mr. Silberdick resulted from a number of factors. While a division of Quanta, Suntec's business had never produced a profit. As a result, and in light of Quanta's retention of the 2% royalty on Suntec's net sales and other revenues for 30 years, Quanta decided that the business should be valued at its net book value at the Closing Date. The amount of the Silberdick Note was, at the Closing Date, based upon Suntec's net book value at June 30, 1995 and is subject to adjustment to its net book value based upon a Closing Date balance sheet to be completed on or before September 20, 1995.

Item 7.    Financial Statements and Exhibits
           (a) Audited financial statements of MicroAssembly Systems, Inc. are not currently available, and will be filed as soon as practicable, but within 60 days from the date of this report.
           (b) (i) Pro-forma financial statements to reflect the acquisition of MircoAssembly Systems, Inc. are not currently available, and will be filed as soon as practicable, but within 60 days of the date of this report.
                (ii) Pro-forma financial statements of CompuDyne Corporation to reflect the discposition of Suntec Service Corporation including (A) a consolidated balance sheet as at June 30, 1995; (B) a consolidated statement of operations for the six months ended June 30, 1995; and (C) a consolidated statement of operations for the year ended December 31, 1994 are as follows:

                      COMPUDYNE CORPORATION AND SUBSIDIARIES
                       PRO FORMA CONSOLIDATED BALANCE SHEET
                   DISPOSITION OF SUNTEC ASSETS AND LIABILITIES
                                  (in Thousands)
                                    (Unaudited)

                               Actual Balance   Pro forma       Pro forma
                               June 30, 1995    Adjustments     Results
ASSETS

Current Assets
 Accounts receivable, net       2,244           (165)            2,079
 Inventories:
  Work in process                 377            (25)              352
  Raw Materials and
   supplies                       270            (18)              252
    Total Inventories             647            (43)              604

 Prepaid expenses and
  other current assets             96            (18)               78
   Total Current Assets         2,987           (226)            2,761

Non-current receivables,
 related parties                   13                              13

Property, plant and
 equipment, at cost               706            (32)             674
 Less: accumulated
  depreciation and
  amortization                   (677)            14              (663)
 Net property, plant
  and equipment                    29            (18)               11

Other assets, net                  10                               10
Promissory notes
 receivable                                      129               129

    Total Assets                3,039           (115)            2,924


LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

Current Liabilities
 Accounts payable               1,831            (92)            1,739
 Bank line payable                 48             50                98
 Customer deposits                 21            (21)                0
 Accrued pension costs             25                               25
 Accrued expenses                 801            (52)              749
 Current portion of
  deferred compensation            96                               96
 Total Current Liabilities      2,822           (115)            2,707

Long term pension liability       298                              298
Deferred compensation,
 net of current portion            61                               61

    Total Liabilities           3,181           (115)            3,066

SHAREHOLDERS' (DEFICIT) EQUITY

Common Stock, par value
 $.75 per share 10,000,000
 shares authorized:
 1,603,372 shares issued
 and outstanding                1,202                            1,202
Other Capital                   7,988                            7,988
Receivable from
 Management                       (92)                             (92)
Deficit                        (9,240)                           (9,240)

  Total Shareholders'
   Equity (Deficit)              (142)            0                (142)

Total Liabilities and
 Shareholders' Equity
 (Deficit)                      3,039           (115)             2,924

NOTES:
1. All adjustments other than Cash and Promissory Notes Receivable reflect the book value of the Suntec assets and liabilities that were disposed of.

2.  $50,000 was loaned to Norman Silberdick in exchange for a Promissory
    Note.  The bank line payable is increased to reflect the source of money.

3. The other $79,000 included in the Promissory Notes Receivable represents the consideration received from Norman Silberdick for the purchase of Suntec assets and liabilities.

                      COMPUDYNE CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   DISPOSITION OF SUNTEC ASSETS AND LIABILITIES
                       (in Thousands, Except Per Share Data)
                                    (Unaudited)

                               Six Months
                               Ended            Pro forma       Pro forma
                               June 30, 1995    Adjustments     Results

Net sales                       5,223           (608)           4,615

Cost of sales                   4,330           (337)           3,993
 Gross margin                     893           (271)             622

Selling, general and
 administrative
 expenses                         974           (517)              457
Research and development           39              0                39

  Operating income (loss)        (120)           246               126

Other (income) expense
 Interest (income) expense         10                              10
 Other (income) expense            12                              12

  Total other (income)
   expense, net                    22                              22


Income (loss) from
 Continuing operations
 before income tax
 provision                       (142)           246              104
Income tax provision
 (benefit)                                                          0

    Net income (loss)            (142)           246              104

Weighted average common
 shares:
  Primary                       1,603                           1,727

  Fully diluted                 1,603                           1,727

Net income (loss) per
 share:

  Net income (loss)            (0.09)                            0.06

Net income (loss) per
 share--full dilution:
  Net income (loss)            (0.09)                            0.06

NOTES:

1. The pro forma adjustments were calculated assuming the disposition of Suntec operations was consummated at the beginning of fiscal year 1994.

2. Suntec division was operated in a separate building with personnel separate from other operations. Therefore the adjustments for the disposition involve mainly the revenue and cost incurred directly related to the Suntec Division. Other effects of the disposition were immaterial and not considered in this report.

3. No Income Tax Provision is shown against the resulting net income; there are sufficient credits from loss-carry-forwards to offset any required tax provision.

                      COMPUDYNE CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   DISPOSITION OF SUNTEC ASSETS AND LIABILITIES
                       (in Thousands, Except Per Share Data)
                                    (Unaudited)

                               Fiscal Year
                               Ended                Pro forma      Pro forma
                               December 31, 1994    Adjustments    Results

Net sales                       12,287              (2,588)         9,699

Cost of sales                   9,683               (1,570)         8,113
 Gross margin                   2,604               (1,018)         1,586

Selling, general and
 administrative
 expenses                       2,973               (1,878)         1,095
Research and development           66                    0             66

  Operating income (loss)        (435)                 860            425

Other (income) expense
 Interest (income) expense         (7)                                 (7)
 Other (income) expense        (1,662)                             (1,662)

  Total other (income)
   expense, net                (1,669)                  0          (1,669)


Income (loss) from
 Continuing operations
 before income tax
 provision                      1,234                 860           2,094
Income tax provision
 (benefit)                         29                                  29
Income (loss) before
 extraordinary items            1,205                 860           2,065

Extraordinary items,
 debt forgiveness                 523                                 523


Net income (loss)               1,728                 860           2,588


Weighted average common
 shares:
  Primary                       1,748                              1,748

  Fully diluted                 1,748                              1,748


Net income (loss) per
 share:
  Continuing operations
   before extraordinary
   items                        0.69                                1.18
  Extraordinary items           0.30                                0.30
  Net income (loss)            (0.99)                               1.48


Net income (loss) per
 share--fully diluted
  Continuing operations
   before extraordinary
   items                        0.69                                1.18
  Extraordinary items           0.30                                0.30
  Net income (loss)            (0.99)                               1.48


NOTES:

1. The pro forma adjustments were calculated assuming the disposition of Suntec operations was consummated at the beginning of fiscal year 1994.

2. Suntec division was operated in a separate building with personnel separate from other operations. Therefore the adjustments for the disposition involve mainly the revenue and cost incurred directly related to the Suntec Division. Other effects of the disposition were immaterial and not considered in this report.

3. No additional Income Tax Provision is shown against the resulting net income: there are sufficient credits from loss-carry-forwards to offset any required tax provision.

           (c) Exhibit (4.1) CompuDyne Corporation Certificate of Designations of the Convertible Preference Stock, Series D.
                 Exhibit (4.2)  CompuDyne Senior Convertible
Promissory Notes.
                 Exhibit (99.1) Stock Purchase Agreement dated August 21, 1995 by and among CompuDyne Corporation, MicroAssembly Systems, Inc., Martin Roenigk and Alan Markowitz.
                 Exhibit (99.2) Asset Purchase and Sale Agreement, dated August 21, 1995 by and among Quanta Systems Corporation, Suntec Service Corporations and Norman Silberdick.
                 Exhibit (99.3)        Stock Option Agreement dated
August 21, 1995 by and between Martin A. Roenigk and Corcap, Inc.

                         ____________________


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CORCAP, INC.




Date: September 5, 1995                By: /s/ Diane Burns
                                          Diane Burns, President


                           INDEX TO EXHIBITS

      Exhibit (4.1)  CompuDyne Corporation Certificate of
Designations of the Convertible Preference Stock, Series D.

      Exhibit (4.2)  CompuDyne Senior Convertible Promissory Notes.

      Exhibit (99.1) Stock Purchase Agreement dated August 21, 1995 by and among CompuDyne Corporation, MicroAssembly Systems, Inc.,
Martin Roenigk and Alan Markowitz.

      Exhibit (99.2)  Asset Purchase and Sale Agreement, dated
August 21, 1995 by and among Quanta Systems Corporation, Suntec
Service Corporations and Norman Silberdick.

      Exhibit (99.3)        Stock Option Agreement dated August 21,
1995 by and between Martin A. Roenigk and Corcap, Inc.






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